UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2020

ADT Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38352	47-4116383
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Yamato Road Boca Raton, Florida 33431
(Address of principal executive offices)

(561) 988-3600

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

Second-Priority Senior Secured Notes

General

On January 28, 2020 (the “Closing Date”), Prime Security Services Borrower, LLC, a Delaware limited liability company (the “Issuer”), and Prime Finance Inc., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), each a wholly owned indirect subsidiary of ADT Inc. (the “Company”), successfully completed the previously announced offering (the “Offering”) of $1,300 million aggregate principal amount of 6.250% second-priority senior secured notes due 2028 (the “Notes”).

The Issuers used the proceeds from the Offering, as well as borrowings under the Issuer’s revolving credit facility and cash on hand, to (i) redeem in full the outstanding $1,246 million aggregate principal amount of the Issuers’ 9.250% Second-Priority Senior Secured Notes due 2023 (the “Prime Notes”), and (ii) pay related fees and expenses in connection with the transaction.

The Notes were offered and sold to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

On the Closing Date, the Issuers and certain subsidiaries of the Issuers (the “Guarantors”) entered into an Indenture relating to the Notes, dated as of the Closing Date (the “Indenture”), by and among the Issuers, the Guarantors, as guarantors, and Wells Fargo Bank, National Association, as trustee and collateral agent (the “Collateral Agent”). The Issuers’ obligations under the Notes and the Indenture are guaranteed, jointly and severally, on a senior secured second-priority basis, by each of the Issuer’s existing domestic subsidiaries that guarantees its First Lien Credit Agreement, and by each of its future domestic subsidiaries that guarantees certain of its debt. The Notes and the related guarantees are secured by second-priority security interests in substantially all of the tangible and intangible assets owned by each Issuer and Guarantor, subject to certain permitted liens and exceptions as further described in the Indenture and the related security documents.

Maturity and Interest Payments

The Notes will mature on January 15, 2028. Interest on the Notes will accrue at 6.250% per annum and will be paid semi-annually, in arrears on January 15 and July 15 of each year, beginning July 15, 2020.

Redemption

On or after January 15, 2023, the Issuers may redeem the Notes at their option, in whole at any time or in part from time to time, at the redemption prices set forth in the Indenture. In addition, prior to January 15, 2023, the Issuers may redeem the Notes at their option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium and accrued and unpaid interest. Notwithstanding the foregoing, subject to the provisions set forth in the Indenture, at any time and from time to time on or prior to January 15, 2023, the Issuers may redeem in the aggregate up to 40% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional notes) in an aggregate amount equal to the net cash proceeds of one or more equity offerings at a redemption price equal to 106.250%, plus accrued and unpaid interest.

Certain Covenants

The Indenture contains covenants that limit the ability of each Issuer and its restricted subsidiaries to, among other things: (i) incur additional indebtedness or issue certain preferred shares; (ii) make dividend payments on or make other distributions in respect of their capital stock or make other restricted payments; (iii) make certain investments; (iv) sell certain assets; (v) create or permit to exist dividend and/or payment restrictions affecting their restricted subsidiaries; (vi) create liens on assets; (vii) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets; and (viii) enter into certain transactions with their affiliates. These covenants are subject to a number of important limitations and exceptions. Additionally, upon the occurrence of specified change of control events, the Issuers must offer to repurchase the Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the purchase date. The Indenture also provides for customary events of default.

The foregoing description of the Indenture, does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 and which is incorporated by reference herein.

Collateral Agreement (Second Lien)

On the Closing Date, the Issuers entered into a collateral agreement (the “Collateral Agreement (Second Lien)”), by and among the Issuers, the Guarantors, and the Collateral Agent, pursuant to which the Issuers and the Guarantors granted a second-priority security interest in substantially all of their existing and future assets to the Collateral Agent for the benefit of the secured parties under the Indenture, subject to certain exclusions as described therein.

The foregoing description of the Collateral Agreement (Second Lien) does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Collateral Agreement (Second Lien), a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 7.01.	Regulation FD.

A. Prime Notes Redemption

On the Closing Date, the Issuers delivered a Final Notice of Redemption (the “Redemption Notice”) with respect to all of their outstanding Prime Notes to announce the satisfaction of the previously announced financing condition. The Redemption Notice was issued pursuant to the terms of the Indenture, dated as of May 2, 2016, as amended (the “Prime Notes Indenture”), between the Issuers, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee. Consequently, the Issuers will redeem all of the outstanding Prime Notes on February 15, 2020 (the “Redemption Date”) at a redemption price (the “Redemption Price”) of $1,046.25 per $1,000 of outstanding principal amount of the Prime Notes plus the accrued and unpaid interest on the Prime Notes so redeemed (the “Redemption”). Because the Redemption Date is not a business day, payment of the Redemption Price will be made on February 18, 2020.

B. Prime Notes Satisfaction and Discharge

Also on the Closing Date, in connection with the Offering and the Redemption, the Issuers irrevocably deposited funds with the trustee under the Prime Notes Indenture to satisfy and discharge all of the Issuers’ remaining obligations under the Prime Notes Indenture (the “Satisfaction and Discharge”). In accordance with the terms of the Prime Notes Indenture, the trustee of the Prime Notes acknowledged the Satisfaction and Discharge of the obligations with respect to the Prime Notes and, upon such Satisfaction and Discharge, the Prime Notes Indenture is generally no longer in effect.

The information in this Item 7.01 is furnished solely pursuant to Item 7.01 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act, if such subsequent filing specifically references this Form 8-K.

C. Closing of the Offering

On the Closing Date, the Company issued a press release announcing the closing of the Offering, the Redemption and the Satisfaction and Discharge. A copy of this press release is attached to this report as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1

Second Lien Notes Indenture, dated as of January 28, 2020, by and among Prime Security Services Borrower, LLC, Prime Finance Inc., the guarantors party thereto, and Wells Fargo Bank, National Association, as trustee and as collateral agent.

10.1

Collateral Agreement (Second Lien), dated as of January 28, 2020, by and among Prime Security Services Borrower, LLC, Prime Finance Inc., each guarantor from time to time party thereto, and Wells Fargo Bank, National Association, as collateral agent.

99.1	Press Release, dated January 28, 2020, announcing Closing of Second-Priority Senior Secured Notes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADT INC.
Date: January 28, 2020
	By:	/s/ Jeffrey Likosar
	Name:	Jeffrey Likosar
	Title:	Executive Vice President, Chief Financial Officer and Treasurer